                                                                   Exhibit 10.23

                                  L20,000,000

                                CREDIT AGREEMENT

                                   Dated as of

                                  July 10, 1996

                                      Among

                               PM HOLDINGS, INC.,
                                   as Borrower


                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY,
                                  as Guarantor


                           THE BANKS SIGNATORY HERETO,


                         FIRST NATIONAL BANK OF BOSTON,
                             as Administrative Agent

                                       and

                            DEUTSCHE BANK AG LONDON,
                             as Documentation Agent

                                TABLE OF CONTENTS

                                                                                                                                PAGE

SECTION 1.             REVOLVING CREDIT FACILITY............................................................................     1

       Section 1.1.        The Loans........................................................................................     1
       Section 1.2.        Minimum Borrowing Amounts........................................................................     1
       Section 1.3.        Manner of Borrowing..............................................................................     1

SECTION 2.             INTEREST.............................................................................................     2

       Section 2.1.        Eurocurrency Loans...............................................................................     2
       Section 2.2.        Substitute Rate..................................................................................     4
       Section 2.3.        Default Rate.....................................................................................     4
       Section 2.4.        Rate Determinations..............................................................................     5
       Section 2.5.        Funding Indemnity................................................................................     5
       Section 2.6.        Change of Law....................................................................................     5
       Section 2.7.        Increased Cost and Reduced Return................................................................     6
       Section 2.8.        Lending Offices..................................................................................     6
       Section 2.9.        Discretion of Banks as to Manner of Funding......................................................     6
       Section 2.10.       Exemptions from Withholding......................................................................     7

SECTION 3.             PROVISIONS APPLICABLE TO ALL LOANS...................................................................     8

       Section 3.1.        Maturity of Loans................................................................................     8
       Section 3.2.        The Notes........................................................................................     8
       Section 3.3.        Agent's Fee......................................................................................     8
       Section 3.4.        Facility Fee.....................................................................................     9
       Section 3.5.        Terminations.....................................................................................     9
       Section 3.6.        Voluntary Prepayments............................................................................     9
       Section 3.7.        Capital Adequacy.................................................................................     9
       Section 3.8.        Place and Application of Payments................................................................    10

       Section 3.9.        Funding by Administrative Agent..................................................................    10

SECTION 4.             REPRESENTATIONS AND WARRANTIES.......................................................................    11

       Section 4.1.        Corporate Organization and Authority.............................................................    11
       Section 4.2.        Financial Statements.............................................................................    11
       Section 4.3.        Full Disclosure..................................................................................    12
       Section 4.4.        Restrictions on Companies........................................................................    12
       Section 4.5.        Pending Litigation...............................................................................    12
       Section 4.6.        Licenses and Franchises..........................................................................    12
       Section 4.7.        Financing is Legal and Authorized................................................................    12
       Section 4.8.        Agreement and Notes Valid and Binding............................................................    13
       Section 4.9.        No Defaults......................................................................................    13
       Section 4.10.       Governmental Consent.............................................................................    13
       Section 4.11.       Taxes............................................................................................    13
       Section 4.12.       Not an Investment Company........................................................................    14
       Section 4.13.       Use of Proceeds..................................................................................    14
       Section 4.14.       ERISA............................................................................................    14
       Section 4.15.       Compliance with Law..............................................................................    14
       Section 4.16.       Pari Passu.......................................................................................    14
       Section 4.17.       Ratings..........................................................................................    14

SECTION 5.             CONDITIONS PRECEDENT.................................................................................    14

       Section 5.1.        Each Borrowing...................................................................................    14
       Section 5.2.        Initial Borrowing................................................................................    15

SECTION 6.             COVENANTS............................................................................................    16


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

       Section 6.1.        Corporate Existence, Etc.........................................................................    16
       Section 6.2.        Insurance........................................................................................    16
       Section 6.3.        Taxes, Compliance with Laws......................................................................    16
       Section 6.4.        Maintenance of Properties........................................................................    17
       Section 6.5.        Nature of Business...............................................................................    17
       Section 6.6.        Reports and Rights of Inspection.................................................................    17
       Section 6.7.        Limitation on Liens..............................................................................    19
       Section 6.8.        Adjusted Capital to Assets.......................................................................    20
       Section 6.9.        Risk Based Capital Ratio.........................................................................    21
       Section 6.10.       Minimum Capital..................................................................................    21
       Section 6.11.       3 to 6 Rated Assets to Net Invested Assets.......................................................    21
       Section 6.12.       5 to 6 Rated Bonds to Capital....................................................................    21
       Section 6.13.       Real Estate Investments to Net Invested Assets...................................................    21
       Section 6.14.       Non-Performing Real Estate.......................................................................    21
       Section 6.15.       Total Debt to Adjusted Capital...................................................................    21
       Section 6.16.       ERISA Compliance.................................................................................    22
       Section 6.17.       Minimum Ratings..................................................................................    22
       Section 6.18.       Mergers, Consolidations and Sales of Assets......................................................    22

SECTION 7.             GUARANTEE............................................................................................    23

       Section 7.1.        Guarantee........................................................................................    23
       Section 7.2.        Obligations Unconditional........................................................................    23
       Section 7.3.        Reinstatement....................................................................................    24
       Section 7.4.        Subrogation......................................................................................    24


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

       Section 7.5.        Remedies.........................................................................................    24
       Section 7.6.        Continuing Guarantee.............................................................................    24

SECTION 8.             EVENTS OF DEFAULT AND REMEDIES.......................................................................    25

       Section 8.1.        Events of Default................................................................................    25
       Section 8.2.        Non-Bankruptcy Defaults..........................................................................    26
       Section 8.3.        Bankruptcy Defaults..............................................................................    26

SECTION 9.             DEFINITIONS; INTERPRETATION OF AGREEMENT.............................................................    27

       Section 9.1.        Definitions......................................................................................    27
       Section 9.2.        Accounting Principles............................................................................    33
       Section 9.3.        Moody's Ratings and S&P Ratings..................................................................    33
       Section 9.4.        Directly or Indirectly...........................................................................    34

SECTION 10.            THE AGENTS...........................................................................................    34

       Section 10.1.       Appointment and Duties...........................................................................    34
       Section 10.2.       Sufficiency of the Agreement.....................................................................    34
       Section 10.3.       Independent Investigation........................................................................    35
       Section 10.4.       Agents as Bank...................................................................................    35
       Section 10.5.       Indemnification of Agents........................................................................    35
       Section 10.6.       Refusal to Act...................................................................................    35
       Section 10.7.       Successor Administrative Agent...................................................................    35

SECTION 11.            MISCELLANEOUS........................................................................................    36

       Section 11.1.       Waiver of Rights.................................................................................    36
       Section 11.2.       Non-Business Day.................................................................................    36
       Section 11.3.       Documentary Taxes................................................................................    36


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

       Section 11.4.       Survival of Representations......................................................................    36
       Section 11.5.       Survival of Indemnities..........................................................................    36
       Section 11.6.       Set-off Sharing..................................................................................    36
       Section 11.7.       Notices..........................................................................................    37
       Section 11.8.       Counterparts.....................................................................................    37
       Section 11.9.       Successors and Assigns...........................................................................    37
       Section 11.10.      Participants.....................................................................................    37
       Section 11.11.      Assignment Agreements............................................................................    38
       Section 11.12.      Costs and Expenses...............................................................................    38
       Section 11.13.      Amendments and Waivers...........................................................................    39
       Section 11.14.      Governing Law....................................................................................    39
       Section 11.15.      Entire Agreement.................................................................................    39
       Section 11.16.      Headings and Severability........................................................................    39
       Section 11.17.      Waiver of Jury Trial.............................................................................    39
       Section 11.18.      Judgment Currency................................................................................    40
       Section 11.19.      Pounds Sterling/U.S. Dollar......................................................................    40
       Section 11.20.      Change of Currency...............................................................................    40

Exhibit A - Promissory Note
Exhibit B - Borrowing Certificate
Exhibit C - Description of Closing Opinion of Counsel for the Company Exhibit D - Certain Tax Assessments
Schedule I - Associated Costs Rate
Schedule II - Definition of the Floating Rate

                                CREDIT AGREEMENT


To each of the Banks which are or become parties hereto:

Ladies and Gentlemen:

         The undersigned, PM Holdings, Inc., a Connecticut corporation (the "Borrower"), applies to you for several commitments, subject to all of the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth to make a revolving credit facility available to the Borrower guaranteed by Phoenix Home Life Mutual Insurance Company, a New York mutual insurance company (the "Guarantor").

         SECTION 1. REVOLVING CREDIT FACILITY.

             Section 1.1. The Loans. Subject to and on the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Loan" and collectively the "Loans") to the Borrower from time to time prior to the Termination Date on a revolving basis not at any time exceeding in the aggregate the amount of its commitment as set forth on the applicable signature page hereof or on an Assignment Agreement to which it is a party, all as reduced from time to time pursuant to Section 3.5 hereof (its "Commitment" and cumulatively for all the Banks the "Commitments"). The aggregate principal amount of all Loans outstanding at any one time shall not exceed the Commitments as then in effect. Each Borrowing of Loans shall be made ratably from the Banks in proportion to the amounts of their Commitments. All Borrowings will be made available by means of Eurocurrency Loans, which Loans may be repaid and the principal amount thereof reborrowed through the Termination Date, subject to all reductions in the Commitments permitted by
Section 3.5 hereof and all other terms and conditions hereof. The Borrower promises to pay interest on each Loan made to it at the rates and times provided in Section 2 hereof. All Loans will be made available, and all payments of principal, interest and fees due hereunder will be payable, in Pounds Sterling.

             Section 1.2. Minimum Borrowing Amounts. Each Borrowing of Loans shall be in an amount not less than L1,000,000.

             Section 1.3. Manner of Borrowing.

           (a) Notice to the Administrative Agent. The Borrower shall give telephonic, telex or telecopy notice to the Administrative Agent (which notice shall be irrevocable once given and if by telephone shall be promptly confirmed in writing) by no later than 10:00 A.M. (London time) on the date at least three
(3) Business Days prior to the date of each requested Borrowing. Each such notice shall specify the date of the requested Borrowing (which shall be a Business Day), the amount of the requested Borrowing and the Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telex or telegraphic notice given by any person which it in good faith believes is an Authorized Representative without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the Administrative Agent has acted in reliance thereon.

           (b) Notice to the Banks. The Administrative Agent shall give telephonic, telex, telecopy or facsimile notice to each of the Banks of any Borrowing request received pursuant to Section 1.3(a) hereof by the close of business on the date the Administrative Agent received the Borrower's request, the Administrative Agent shall give notice to the Borrower and each of the Banks by like means of the interest rate applicable thereto, on the day the Administrative Agent has made such determination.

           (c) Failure to Notify. In the event the Borrower fails to give notice pursuant to Section 1.3(a) hereof of the reborrowing of the principal amount of any maturing Borrowing of Eurocurrency Loans and has not notified the Administrative Agent by 10:00 A.M. (London time) on the day such Borrowing matures that it intends to repay such Borrowing, such Borrowing shall automatically begin to bear interest at the rate per annum equal to the sum of the Floating Rate as of the last day of such Interest Period plus the Associated Costs Rate plus the Applicable Eurocurrency Margin.

           (d) Disbursement. On the date of any Borrowing, each Bank shall make available its Loan in funds immediately available in London, England by depositing the same with the Administrative Agent for remittance to an account in London designated by the Borrower, except to the extent such Borrowing is a reborrowing, in whole or in part, of the principal amount of a maturing Borrowing of Eurocurrency Loans (a "Refunding Borrowing"), in which case each Bank shall record the Loan made by it as a part of such Refunding Borrowing on its books or records or on a schedule to the Note held by it, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Eurocurrency Loan through the proceeds of such new Loan.

         SECTION 2. INTEREST.

             Section 2.1. Eurocurrency Loans. Each Eurocurrency Loan made by a Bank shall bear interest (computed on the basis of a year of 365 days and actual days elapsed) on the unpaid principal amount thereof from time to time outstanding from the date of the Borrowing of such Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Eurocurrency Margin plus the Associated Costs Rate plus LIBOR, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on the date occurring three months after the date of the Borrowing of such Loan. The interest rate applicable to a Eurocurrency Loan shall be fixed during the Interest Period applicable to such Loan except as expressly provided below with respect to adjustments for changes in the Applicable Eurocurrency Margin applicable to such Loan.

         "LIBOR" means, for an Interest Period for a Borrowing of Eurocurrency Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the average rate of interest per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at which deposits in Pound Sterling, as appropriate, in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) on the first day of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurocurrency Loan scheduled to be made by the Administrative Agent as part of such Borrowing.

         "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in Pounds Sterling, as appropriate, for a period equal to such Interest Period, which appears on the Telerate Page 3750, as of 11:00 a.m. (London, England time) on the first day of such Interest Period.

         "Telerate Page 3750" means the display designated as "Page 3750", as appropriate, on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Pound Sterling.

         "Applicable Eurocurrency Margin" means the applicable rate per annum specified below:

         when:

              GUARANTOR'S                   GUARANTOR'S           APPLICABLE

              S&P                           MOODY'S               EUROCURRENCY

              CATEGORY  RATING IS           RATING IS             MARGIN SHALL BE
              a. AA                         or  Aa2               .17%
                 or higher                                        or higher
              b. AA-                        or  Aa3               .22%

         c.   A+  or  A1    .27%
         d.   A   or  A2    .32%
         e.   A-  or  A3    .37%
         f.   BBB or  Baa1  .42%
              or lower      or lower

         provided, however, that the foregoing is subject to the following:

             (i) if the Guarantor's Moody's Rating and the Guarantor's S&P Rating fall in different categories, then the Applicable Eurocurrency Margin shall be that set forth above for the category in which the higher of the two ratings falls unless the two categories in which such ratings fall are separated by one or more intermediate categories in which event the Applicable Eurocurrency Margin shall be the arithmetic average of the Applicable Eurocurrency Margins for the two categories in which such ratings fall; and

             (ii) changes in the Applicable Eurocurrency Margin resulting from a change in the Guarantor's S&P Rating or the Guarantor's Moody's Rating shall become effective on the date of the relevant change.

             Section 2.2. Substitute Rate. (a) Notwithstanding any other provision of this Agreement or any Note to the contrary, if prior to the commencement of any Interest Period the Administrative Agent shall determine that (i) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining LIBOR, or (ii) LIBOR does not accurately reflect the cost to the Banks of making or continuing any such Loan, or (iii) Pound Sterling deposits in the amount of any Loan scheduled to be outstanding are not available to the Banks in the London interbank market, then the Administrative Agent shall promptly give notice thereof to the Borrower, and the affected Loans shall accrue interest thereon at the rate per annum equal to the sum of the Floating Rate plus the Associated Costs Rate plus the Applicable Eurocurrency Margin.

           (b) Upon the Administrative Agent giving such notice, the Borrower may elect to prepay any affected Loan on the last day of the then applicable Interest Period. In the event the Borrower does not prepay such Loan, the Borrower and the Banks shall negotiate in good faith for a maximum of thirty
(30) days in order to arrive at a mutually satisfactory method of computing the interest rate applicable to the Loans hereunder to be substituted for the interest rate specified in Section 2.1 hereof. If within such thirty (30) day period the Borrower and the Banks (i) shall agree in writing upon a substituted interest rate, such substituted interest rate shall be effective from the first day of the relevant Interest Period for such Loan or (ii) shall not agree in writing upon a substituted interest rate, such affected Loan or Loans shall become immediately due and payable together with any interest accrued thereon at the interest rate specified in Section 2.2(a) hereof and any other amounts due and payable to the Banks under this Agreement, at which time any obligations of the Banks to create or continue such Loans shall, subject to Section 2.2(c) hereof, immediately terminate.

           (c) If the circumstances described in Section 2.2(a) hereof, giving rise to a substitute rate, cease to exist, the obligations of the Banks to make Eurodollar Loans shall continue and the Borrower may request that any Loans thereafter accrue interest as determined under Section 2.1 hereof.

             Section 2.3. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such principal shall bear interest (computed on the same basis as in effect thereon at the time of such default) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to the Applicable Eurocurrency Margin plus the Associated Costs Rate plus the sum of two percent (2.0%) plus the rate of interest per annum as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest whole multiple of 1/16th of 1%) that is equal to the cost as computed by the Administrative Agent of maintaining such Loans from Pound Sterling deposits of the Administrative Agent, provided that, if Pound Sterling deposits are not available in the London interbank market, such rate per annum shall be equal to two percent (2.0%) plus the sum of the Applicable Eurocurrency Margin plus a rate per annum equal to the Administrative Agent's cost of funds as reasonably determined by the Administrative Agent.

             Section 2.4. Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder in accordance herewith, and its determination thereof shall be conclusive and binding except in the case of manifest error or willful misconduct.

             Section 2.5. Funding Indemnity. In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurocurrency Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank, and any loss of profit) as a result of:

             (a) any payment or prepayment of a Eurocurrency Loan on a date other than the last day of its Interest Period or its due date for any reason and whether or not such payment is required to be made under this Agreement;

             (b) any failure (because of a failure to meet the conditions of Section 5 hereof or otherwise) by the Borrower to borrow a Eurocurrency Loan on the date specified in a notice given pursuant to this Agreement; or

             (c) any failure by the Borrower to make any payment of principal on any Eurocurrency Loan when due (whether by acceleration or otherwise),

         then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and such certificate shall be deemed prima facie correct.

             Section 2.6. Change of Law. (a) Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurocurrency Loans or to give effect to its obligations to make Eurocurrency Loans as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower and the Administrative Agent and such Bank's obligations to make or maintain Eurocurrency Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans. To the extent required to comply with any such law as changed, the Borrower shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement.

           (b) In the event Section 2.6(a) hereof comes into effect, the Borrower and the Banks shall negotiate in good faith for a maximum of thirty
(30) days to determine whether alternative arrangements for making Loans to the Borrower under this Agreement can be agreed. If within such thirty (30) day period the Borrower and the Banks shall agree in writing upon such alternative arrangements, the terms and conditions of the alternative arrangement shall be incorporated into this Agreement with effect from the date of such written agreement.

             Section 2.7. Increased Cost and Reduced Return. If the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

             (a) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes or its obligation to make Eurocurrency Loans, or shall change the basis of taxation of payment to any Bank (or its Lending Office) of the principal of or interest on its Eurocurrency Loans or any other amounts due under this Agreement in respect of its Eurocurrency Loans or its obligation to make Eurocurrency Loans (except for changes involving the imposition or increase of a tax on the overall net income or gross receipts of such Bank or its Lending Office and imposed by the jurisdiction or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its Lending Office is located); or

             (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirements (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the offshore interbank market any other condition affecting its Eurocurrency Loans, its Notes or its obligation to make Eurocurrency Loans;

         and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurocurrency Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, then, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. A certificate of any Bank claiming compensation under this Section
2.7 and setting forth the additional amount or amounts to be paid to it hereunder shall be prima facie correct. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

             Section 2.8. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Borrowers and the Administrative Agent (but such funds shall in any event be made available to the Borrower at the office of the Administrative Agent as herein provided for).

             Section 2.9. Discretion of Banks as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations under this Agreement shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits in the relevant market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

            Section 2.10. Exemptions from Withholding. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 2.10(b) hereof, each payment by the Companies under this Agreement and under any Note shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which either of the Companies is domiciled, any jurisdiction from which either of the Companies makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Companies shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent or any Bank pays any amount in respect of any such taxes, penalties or interest, the Borrower or the Guarantor, as the case may be, shall reimburse the Administrative Agent or such Bank for that payment on demand in the currency in which such payment was made. If either of the Companies pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

           (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower, the Guarantor and the Administrative Agent duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank, including fees, pursuant to this Agreement and its Loans) or Form 4224 (in duplicate) (relating to all amounts to be received by such Bank, including fees, pursuant to this Agreement and its Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each such Bank shall submit such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and duly updated forms as the Borrower, the Guarantor or the Administrative Agent may notify such Bank are required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to this Agreement or the Loans.

           (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit any form or certificate that such Bank is obligated to submit pursuant to subsection (a) of this Section 2.10 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower, the Guarantor and the Administrative Agent of such fact and such Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable. In the event any Bank so notifies the Borrower, the Guarantor and the Administrative Agent, such Bank agrees that it will at any time thereafter at the request of the Borrower assign its Note and rights and obligations hereunder to another lender designated by the Borrower and approved by the Administrative Agent (which approval will not be unreasonably withheld) under and pursuant to Section 11.11 hereof (except that the L2,000,000 assignment minimum shall not apply) upon payment to it of the amount of principal and accrued and unpaid interest and fees owing it as of the date such assignment becomes effective and any amount which would be due it hereunder had its Eurocurrency Loans been prepaid rather than assigned.

         SECTION 3. PROVISIONS APPLICABLE TO ALL LOANS.

             Section 3.1. Maturity of Loans. Each Eurocurrency Loan shall mature and become due and payable on the last day of the Interest Period applicable thereto, provided that, subject to the terms and conditions of this Agreement, such Eurocurrency Loan may be refunded through a Refunding Borrowing.

             Section 3.2. The Notes. (a) All Loans made to the Borrower by a Bank shall be evidenced by a promissory note of the Borrower in the form of Exhibit A hereto (individually a "Note" and collectively the "Notes"), each such Note to be dated the date hereof, payable to the order of the applicable Bank in the principal amount of its Commitment and otherwise in the form of Exhibit A hereto. A Bank may request that separate Notes be issued to each of its Lending Offices but all such offices shall be treated as one "Bank" hereunder and all Notes issued to Lending Offices of any one Bank shall expressly state that they may not collectively be enforced for a principal amount in excess of such Bank's Loans hereunder.

           (b) Each Bank shall record on its books and records or on a schedule to its Note the amount of each Loan made by it, the Interest Period and/or maturity date thereof, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, in respect of any Eurocurrency Loan, the interest rate applicable thereto; provided that prior to the transfer of any Note such information relating to any outstanding Loans made by such Bank shall be recorded on the back of such Note or on a schedule to such Note. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of each Borrower hereunder or under any Note.

             Section 3.3. Agent's Fee. The Borrower shall pay to the Administrative Agent in U.S. Dollars for its own use and benefit such agency and other fees as the Borrower and the Administrative Agent may mutually agree.

             Section 3.4. Facility Fee. For the period from the date hereof to and including the Termination Date, the Borrower shall pay to the Administrative Agent for the ratable account of the Banks a facility fee at the Applicable Facility Fee Rate (computed on the basis of a year of 365 days, for the actual number of days elapsed) on the average daily amount of the Commitments in effect under this Agreement from time to time (whether or not in use), such fee to be payable in arrears on the last Business Day of each March, June, September and December thereafter to and including, and on, the Termination Date provided that if the Commitments terminate in whole or in part prior to the Termination Date any accrued and unpaid facility fee on the amount of the Commitments so terminated shall be paid on the date of such termination.

         The term "Applicable Facility Fee Rate" shall mean .08%.

             Section 3.5. Terminations. The Borrower shall have the privilege at any time and from time to time upon five (5) Business Days' prior notice to the Agents (which shall promptly notify the Banks) to ratably terminate the Commitments in whole or in part (but if in part then in a minimum amount of L2,000,000 or an integral multiple thereof) and on the date of termination and as a condition thereto the Borrower shall pay to the Administrative Agent for the account of the Banks (i) any amount due under the first paragraph of Section
3.4 hereof in respect of such termination and (ii) the amount necessary to reduce the unpaid principal balance of the Notes to the amount of the Commitments as so reduced, together with interest thereon if such amount prepays the Notes in full or prepays a Eurocurrency Loan and with any amount due the Banks under Section 2.5 hereof. No termination of the Commitments may be reinstated.

             Section 3.6. Voluntary Prepayments. The Borrower shall have the privilege of prepaying the Notes in whole or in part (but if in part then in an aggregate minimum amount for all Banks of L1,000,000) at any time upon one Business Day's prior notice to the Administrative Agent (such notices, if received subsequent to 10:00 A.M. London time on a given day, to be treated as though received at the opening of business on the next Business Day), which shall promptly so notify the Banks, by paying to the Administrative Agent for the account of the Banks the principal amount to be prepaid and (i) if such prepayment prepays the Notes in full, accrued interest thereon to the date fixed for prepayment and (ii) any amount due the Banks under Section 2.5 hereof.

             Section 3.7. Capital Adequacy. If any Bank shall determine that any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its Commitment or other obligations hereunder or credit extended by it hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time as specified by such Bank the Borrower shall pay to such Bank, such additional amount or amounts as will compensate such Bank for such reduction. A certificate of any Bank claiming compensation under this Section 3.6 and setting forth the additional amount or amounts to be paid to it hereunder shall be prima facie evidence thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

             Section 3.8. Place and Application of Payments. All payments of principal of and interest on the Loans and all payments of facility fees and all other amounts payable under this Agreement shall be made to the Administrative Agent by no later than 12:00 noon (London time) at the principal office of the Administrative Agent in London (or such other location as the Administrative Agent may designate to the Borrower) for the benefit of the Banks. All such payments shall be made in Pounds Sterling, in immediately available funds at the place of payment, without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (other than taxes on the overall income or gross receipts of any Bank or its Lending Office and imposed by the jurisdiction or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its Lending Office is located). The Administrative Agent will on the day such funds are received, subject to unavoidable delays, cause to be distributed like funds relating to the payment of principal or interest (ratably in accordance with the respective amount of principal and interest then due and owing each
Bank) or fees (ratably in accordance with the amount owing each) to the Banks, and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement. Unless the Borrower otherwise directs, principal repayments shall be applied to the Eurocurrency Loans in the order of their maturity. Unless the Administrative Agent shall have been notified by the Borrower prior to the date a payment of principal or interest is due hereunder that the Borrower does not intend to make such payment (the right of the Borrower to give such a notice to be to only avoid the application of this sentence and to not in any manner imply that the Borrower has a right not to make a payment of principal or interest as and when the same becomes due) the Administrative Agent may assume that the Borrower has made such payment available to the Administrative Agent on such date and the Administrative Agent may in reliance upon such assumption distribute an amount equal to the amount of such payment to the Banks.

If such payment is not in fact made available to the Administrative Agent by the Borrower and the Administrative Agent has made the amount of such payment available to the Banks, each Bank shall promptly upon demand of the Administrative Agent return the amount of the payment so remitted to it to the Administrative Agent together with interest thereon in respect of each day during the period commencing on the date such amount was paid to such Bank and ending on but excluding the date the Administrative Agent recovers such amount from such Bank at a rate per annum equal to the effective cost as computed by the Administrative Agent of maintaining such loans from Pounds Sterling deposits of the Administrative Agent.

             Section 3.9. Funding by Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank prior to noon (London time) on the date a Borrowing is to be made that such Bank does not intend to make its Loan as part of such Borrowing available to the Administrative Agent (which notice a Bank shall not be entitled to give unless a condition precedent to lending has not been satisfied or waived), the Administrative Agent may assume that such Bank has made such Loan available to the Administrative Agent on such date and the Administrative Agent may in reliance upon such assumption make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made such amount available to the Borrower, the Administrative Agent shall be entitled to receive such amount from such Bank forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on but excluding the date the Administrative Agent recovers such amount at a rate per annum equal to the effective cost as computed by the Administrative Agent of maintaining such loans from Pounds Sterling deposits of the Administrative Agent. If such Bank has not made such funds available within one Business Day of the Administrative Agent's demand therefor, the Borrower shall, promptly upon demand of the Administrative Agent, return such funds to it together with interest thereon at the same daily rate per annum specified in the immediately preceding sentence.

         SECTION 4. REPRESENTATIONS AND WARRANTIES.

         The Companies represent and warrant to each of the Banks as follows:

             Section 4.1. Corporate Organization and Authority. The Guarantor and each Primary Subsidiary,

             (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization identified herein;

             (b) has all requisite power and authority and all licenses and permits necessary in any respect material to it taken as a whole to own and operate its material properties and to carry on its business as now conducted; and

             (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary if the failure to be so licensed or qualified would materially and adversely affect its business, properties or operations.

             Section 4.2. Financial Statements. (a) The consolidated balance sheet of the Guarantor and the Borrower as at December 31, 1995, and the related statements of income and cash flow for the fiscal year ending on such date reported on by Price Waterhouse and the interim balance sheet of the Guarantor and interim consolidated balance sheet of the Borrower and its Subsidiaries each as at March 31, 1996 and the related statements of income and cash flow, in the case of the Guarantor only, for the three-month period ended on such date as prepared by the Guarantor and the Borrower (copies of which have been furnished to the Banks), have been prepared in accordance with AAP consistently applied and present fairly in accordance with AAP the financial condition of the Guarantor and of the Borrower and its Subsidiaries as of such dates and the results of operations and changes in the financial position for such fiscal periods.

           (b) Since March 31, 1996, there has been no material adverse change in the financial condition or business of the Guarantor and the Borrower taken as a whole, from the most recent above-described balance sheets as of such date.

             Section 4.3. Full Disclosure. The financial statements referred to in Section 4.2 hereof do not, nor do the written statements, if any, furnished by the Guarantor or the Borrower to any Bank in connection with the negotiation of or its participation in this Agreement, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the material statements contained therein not misleading except as corrected in subsequent written statements furnished the Banks, the Banks acknowledging that as to any projections furnished to any Bank, the Companies represent only that such projections were made on the basis of assumptions the Companies believe to be reasonable.

             Section 4.4. Restrictions on Companies. The Companies are not a party to or bound by any note, contract, indenture, agreement, instrument, order of any court or governmental agency, law or rule or regulation which (i) restricts or limits in any material respect the right or ability of the Companies or either of them to incur the indebtedness, obligations and liabilities contemplated herein or (ii) which would render any of the Companies' obligations hereunder or under the Notes void or unenforceable.

             Section 4.5. Pending Litigation. There are no proceedings pending or, to the knowledge of the Companies or either of them, threatened against the Guarantor or its Primary Subsidiaries in any court or before any governmental authority or arbitration board or tribunal in which, either individually or in the aggregate, there is a reasonable possibility of an adverse decision which could result in any material adverse change in the properties, business, profits or financial condition of the Guarantor and its Primary Subsidiaries or could result in the Companies' obligations under this Agreement or the Notes being declared invalid or unenforceable. The Guarantor and its Primary Subsidiaries are not in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

             Section 4.6. Licenses and Franchises. The Guarantor and its Primary Subsidiaries own or possess all patents, trademarks, trade names, service marks, copyrights, licenses, franchises and rights necessary and material to them for the conduct of their business, without any known conflict by, or with the rights of, others.

             Section 4.7. Financing is Legal and Authorized. The execution and delivery of this Agreement, the Borrowings hereunder, the issuance of the Notes in evidence thereof and compliance by the Companies with all of the provisions hereof and of the Notes:

             (a) are within the corporate powers of the Companies and have been duly authorized by proper corporate action on the part of the Companies; and

             (b) will not (i) violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Companies or any indenture or other agreement or instrument to which the Guarantor or any Primary Subsidiary is a party or by which it may be bound if the violation, conflict or default in question (aa) could reasonably be expected to have or does have a material adverse effect on the financial condition or business of the Guarantor or the Primary Subsidiaries or on the ability of the Companies to perform their obligations hereunder and under the Notes or (ab) would render any of the Companies' obligations hereunder or under the Notes void or unenforceable or (ii) result in the imposition of any Liens on any property of the Guarantor or any Primary Subsidiary not permitted hereby.

             Section 4.8. Agreement and Notes Valid and Binding. This Agreement and the Notes each constitute the legal, valid and binding contract and agreement of the Companies party thereto enforceable in accordance with their respective terms except as such terms may be limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the enforcement of creditor's rights generally.

             Section 4.9. No Defaults. No Default or Event of Default has occurred and is continuing.

            Section 4.10. Governmental Consent. No approval, authorization, consent or withholding of objection on the part of any regulatory body, state, federal or local, is necessary in connection with the execution and delivery by the Companies of this Agreement, the issuance of the Notes by the Borrower, any Borrowing hereunder, compliance by the Companies with any of the provisions of this Agreement or the Notes or for the validity or enforceability of this Agreement or the Notes except for any of such which have been obtained and are in full force and effect.

            Section 4.11. Taxes. All tax returns required to be filed by the Guarantor and the Primary Subsidiaries in any jurisdiction have, in fact, been filed, except where the failure to file such returns would not have a material adverse effect on the Guarantor and the Primary Subsidiaries as a whole or on either Companies' ability to perform its obligations hereunder and under the Notes, and all taxes, assessments, fees and other governmental charges upon the Guarantor and the Primary Subsidiaries or upon any of their properties, income or franchises which are shown to be due and payable in such filed returns have been paid. For all taxable years ending on or before December 31, 1990, the Federal income tax liability of the Guarantor and the Primary Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Guarantor or affected Primary Subsidiary has entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. Except as disclosed on Exhibit D hereto, the Companies do not know of any proposed additional tax assessment against either of them or a Primary Subsidiary for which adequate provision has not been made in its accounts in accordance with AAP, and no material controversy in respect of additional Federal or state taxes is pending or to the knowledge of either of the Companies threatened. The provisions for taxes on the books of the Guarantor and the Primary Subsidiaries are adequate in all material respects for all open years, and for its current fiscal year.

             Section 4.12. Not an Investment Company. Neither of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            Section 4.13. Use of Proceeds. The proceeds of the Loans will be used for general corporate purposes. None of the proceeds of the Loans will be used, directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock," within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of such Regulation U.

            Section 4.14. ERISA. No "employee pension benefit plans," as defined in ERISA ("Plans" and individually a "Plan"), maintained by the Guarantor or any Primary Subsidiary or any Person which is under common control with the Guarantor or any Primary Subsidiary within the meaning of Section 4001(b) of ERISA, nor any trusts created thereunder, have incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed the value of the assets of the Plans allocable to such vested benefits, in either case in any respect material to the Guarantor and the Primary Subsidiaries.

            Section 4.15. Compliance with Law. The Guarantor and the Primary Subsidiaries are not (i) in default under any order, writ, injunction or decree of any court of competent jurisdiction or (ii) in default under any law, ordinance, order, regulation, license or demand of any federal, state, municipal or other governmental agency, which default may, in each case, reasonably be expected to have consequences which would materially and adversely affect the business or properties of the Guarantor and the Primary Subsidiaries taken as a whole.

            Section 4.16. Pari Passu. All the payment obligations of the Companies arising under or pursuant to this Agreement and the Notes will at all times rank pari passu with or senior to all other unsecured and unsubordinated obligations of the Companies and will be accounted for as an unsubordinated liability.

             Section 4.17. Ratings. As of the date hereof the Guarantor has a Moody's Rating of not less than Aa3 and an S&P Rating of not less than AA-.

         SECTION 5. CONDITIONS PRECEDENT.

             Section 5.1. Each Borrowing. The obligation of the Banks to make any Loan hereunder shall be subject to the following conditions precedent:

             (a) the Administrative Agent shall have received the notice required hereunder;

             (b) each of the representations and warranties set forth in Section 4 hereof shall be and remain true and correct as of said time except to the extent such a representation or warranty relates solely to an earlier date and except that the representations and warranties made in the first sentence of
Section 4.2(a) hereof shall be deemed to refer to the most recent quarterly or annual report, respectively, furnished to the Banks pursuant to Section 6.6 hereof;

             (c) no Default or Event of Default shall have occurred and be continuing or will occur as a result of making such Loan; and

             (d) after giving effect to the proposed Borrowing and to the application of the proceeds thereof the aggregate amount of indebtedness guaranteed by the Guarantor or borrowed by the Borrower will not exceed the maximum approved amount thereof.

         Each notice requesting that a Loan be made shall be and constitute a warranty as to the matters specified in subsections (b), (c) and (d) above, but prior to funding, the Borrower shall confirm the foregoing by delivering a certificate to the Administrative Agent in the form annexed hereto as Exhibit B) signed by an Authorized Representative, it being agreed that such certificate may be delivered by facsimile communication, with the original delivered by the close of business on the Business Day following the date of funding.

             Section 5.2. Initial Borrowing. Prior to or concurrently with the initial Borrowing hereunder:

             (a) the Administrative Agent shall have received an opinion of John Mulrain, Esquire, counsel to the Companies covering the matters set forth on Exhibit C hereto;

             (b) the Administrative Agent shall have received for each Bank a Note of the Borrower in the amount of such Bank's Commitment, properly signed and completed;

             (c) the Administrative Agent shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings taken by the Companies in connection with the execution and delivery of this Agreement and the Notes to the extent the Banks or their counsel may reasonably request, together with a certificate of the secretary or an assistant secretary of the Companies attesting to the incumbency and specimen signatures of the officers of the Companies executing this Agreement and the Notes and authorized to act hereunder;

             (d) the Administrative Agent shall have received a copy of the charter and by-laws of the Companies;

             (e) legal matters incident to the execution and delivery of this Agreement and the Notes shall be reasonably satisfactory to the Banks and their counsel;

             (f) the Administrative Agent shall have received for the account of the Agents such fees as the Borrower shall have agreed to pay the Agents; and

             (g) as of the date all of the other conditions precedent to effectiveness, all of the representations and warranties of the Companies and each of them contained herein shall be true and correct and no Default or Event of Default shall have occurred and be continuing and the Administrative Agent shall have received a certificate of the Companies to the foregoing effects.

         SECTION 6. COVENANTS.

         The Companies agree that, so long as any Note is outstanding hereunder or any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing by the Required
Banks:

             Section 6.1. Corporate Existence, Etc. The Companies will, and (subject to Section 6.18 hereof) the Guarantor will cause each Primary Subsidiary to, preserve and keep in force and effect its corporate existence and all material franchises, licenses and permits necessary to the proper conduct of its business; provided, however, that the Companies and the Primary Subsidiaries shall not be required to preserve any such franchise, license or permit if the applicable Company or such Primary Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Companies and the Primary Subsidiaries taken as a whole.

             Section 6.2. Insurance. The Companies will, and the Guarantor will cause the Primary Subsidiaries to, maintain insurance coverage by financially sound and reputable insurers in such forms and amounts, with such deductibles and against such risks, as are customary for business entities of established reputation engaged in the same or a similar business and owning and operating similar properties.

             Section 6.3. Taxes, Compliance with Laws. (a) The Companies will, and the Guarantor will cause the Primary Subsidiaries to, promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon or in respect of all or any part of its property or business; provided the Companies and the Primary Subsidiaries shall not be required to pay any such tax, assessment, charge, levy or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings and either (aa) such proceedings will prevent the forfeiture or sale of any property of the Companies and the Primary Subsidiaries or any material interference with the use thereof by the Companies and the Primary Subsidiaries or any material interference with the conduct of the business of the Companies and the Primary Subsidiaries or (ab) no such forfeiture, sale or interference has occurred or is reasonably likely to occur and (ii) the applicable Company or the applicable Primary Subsidiary shall have set aside on its books reserves deemed by the applicable Company or applicable Primary Subsidiary in its reasonable business judgment to be adequate with respect thereto or such greater amount as may be required by AAP.

           (b) The Companies will, and the Guarantor will cause the Primary Subsidiaries to, comply, in all material respects, with all laws, ordinances and governmental rules and regulations to which it is subject, the violation of which would materially and adversely affect the properties, business, profits or financial condition of the Companies and the Primary Subsidiaries taken as a whole.

             Section 6.4. Maintenance of Properties. The Companies will maintain, preserve and keep, and the Guarantor will cause each Primary Subsidiary to maintain, preserve and keep, its properties which are necessary to it for the conduct of its business in good repair and working order (ordinary wear and tear excepted) and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

             Section 6.5. Nature of Business. The Companies will not, and the Guarantor will not permit any Primary Subsidiary to, engage in any business or activity if, as a result, the general nature of the business which would then be engaged in by the Guarantor and the Primary Subsidiaries would be substantially changed from the general nature of the business engaged in by the Guarantor and the Primary Subsidiaries on the date of this Agreement.

             Section 6.6. Reports and Rights of Inspection. The Companies will, and the Guarantor will cause the Primary Subsidiaries to, keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Companies and the Primary Subsidiaries in accordance with AAP and will furnish to the Banks:

             (a) Quarterly Statements. As soon as available and in any event within 90 days after the end of each quarterly fiscal period of each fiscal year, copies of:

             (1) balance sheets of the Guarantor and of the Borrower and its Subsidiaries as of the close of such quarterly period, and

             (2) statements of income and cash flows of the Guarantor and statements of income of the Borrower and its Subsidiaries for such quarterly period and for the portion of the fiscal year then ended, in each case setting forth in comparative form the figures for or as of the end of (as appropriate) the corresponding period in the preceding fiscal year, all in reasonable detail and certified as presenting fairly in accordance with AAP the financial condition of the Guarantor and of the Borrower and its Subsidiaries as of the end of such period and the results of operations for such period by an Authorized Representative;

             (b) Annual Statements of the Guarantor. As soon as available and in any event within 90 days after the close of each fiscal year of the Guarantor, copies of:

             (1) a balance sheet of the Guarantor as of the close of such fiscal year, and

             (2) statements of income and cash flows of the Guarantor for such fiscal year,

         in each case setting forth in comparative form the figures for or as of the end of (as appropriate) the preceding fiscal year and prepared in accordance with AAP, all in reasonable detail and accompanied by an opinion thereon of Price Waterhouse or another firm of independent public accountants of recognized national standing, selected by the Guarantor (the "Auditors") and reasonably acceptable to the Administrative Agent, to the effect that the financial statements have been prepared in accordance with AAP (except for changes in application in which such accountants concur) and present fairly in all material respects in accordance with AAP the financial condition of the Guarantor as of the end of such fiscal year and the results of its operations for the fiscal year then ended and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

             (c) Annual Statements of the Borrower. As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, consolidated and consolidating statements of operations, stockholder's equity and cash flow of the Borrower and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for or as of the end of (as appropriate) the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Borrower, by an opinion thereon of the Auditors, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with AAP, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Borrower which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Borrower and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

             (d) Notice of Downgrade. Promptly upon becoming aware of same, notice of any downgrade by any rating agency in its claims paying ability rating for the Guarantor;

             (e) Annual Reports. Promptly upon it becoming available, a copy of each annual statement filed by the Guarantor with the insurance department of the State of New York;

             (f) Requested Information. With reasonable promptness, such other data and information as any Bank may reasonably request;

             (g) Officers' Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of an Authorized Representative stating that he has reviewed the provisions of this Agreement and setting forth:
(i) the information and computations (in sufficient detail) required in order to establish whether the applicable Company was in compliance with the requirements of Sections 6.7(b), and 6.8 to 6.15, both inclusive, hereof at the end of the period covered by the financial statements then being furnished, and (ii) to the best of his knowledge, whether there exists on the date of the certificate or existed at any time during the period covered by such financial statement any Default or Event of Default and, if any such condition or event exists on the date of the certificate or existed during such period, specifying the nature and period of existence thereof and the action the applicable Company is taking, has taken or proposes to take with respect thereto; and

             (h) Certain Notices. Promptly after knowledge thereof shall have come to the attention of any Authorized Representative:

             (i) notice of any Default or Event of Default specifying the nature and period of existence thereof and the action the applicable Company is taking, has taken or proposes to take with respect thereto;

             (ii) notice of any pending or overtly threatened litigation or governmental proceeding against the Guarantor or any Primary Subsidiary which in the good faith judgment of the Guarantor involves a reasonable possibility of materially and adversely affecting the financial condition of the Guarantor and its Primary Subsidiaries taken as a whole or the ability of the Companies to perform their obligations hereunder and under the Notes or the validity or enforceability of either Companies' obligations hereunder or under the Notes; and

             (iii) notice of the occurrence of any other event or condition which in the reasonable judgment of the Guarantor materially and adversely affects the financial condition or business prospects of the Guarantor and the Primary Subsidiaries taken as a whole.

         Without limiting the foregoing, the Companies will permit each Bank (or such persons as any Bank may designate), to visit and inspect, under the applicable Company's reasonable guidance, any of the properties of the Companies, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom (except with respect to confidential proprietary nonfinancial information), and to discuss their respective affairs, finances and accounts with their respective officers and employees and auditors, all at such reasonable times and as often as may be reasonably requested.

             Section 6.7. Limitation on Liens. The Companies will not, and the Guarantor will not permit any Primary Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien of any kind on its Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any Property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, any Property or assets upon conditional sales agreements or other title retention devices, except:

             (a) Liens incurred in the ordinary course of business (x) for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith in compliance with Section 6.3 hereof, (y) to carriers, warehousemen, mechanics, materialmen and landlords for sums not overdue for a period of 45 days or more or being contested in good faith, or (z) for workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits;

             (b) Liens on real property and related assets granted to any home loan bank, provided that the aggregate amount of Debt secured by all such Liens, when taken together with the aggregate amount of Adjusted Debt secured by Liens permitted by clause (g) of this Section 6.7 shall not exceed $100,000,000 at any one time outstanding;

             (c) any Lien (including judgment liens) arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and are either covered in full (subject to a deductible in an amount which, if paid, would not have a material adverse effect on the financial condition of the Guarantor and the Primary Subsidiaries), by insurance as to which the carrier admits liability or the amount secured by such Lien and not so covered by insurance is less than $10,000,000 in the aggregate);

             (d) any Lien resulting from deposits which the Guarantor or a Primary Subsidiary is required to make under the laws, rules, regulations or administrative practices of any state or jurisdiction in which the Guarantor or such Primary Subsidiary is qualified to do business;

             (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property, which do not materially detract from the value of such property or impair the use thereof;

             (f) Liens on assets acquired by the Guarantor or any Primary Subsidiary in satisfaction of past due obligations owing it which were in existence at the time of acquisition, provided that neither the Guarantor nor any Primary Subsidiary assumes liability for the indebtedness secured by such Liens; and

             (g) Liens not otherwise permitted by this Section 6.7 securing Adjusted Debt not in excess of $5,000,000 at any one time outstanding.

             Section 6.8. Adjusted Capital to Assets. The Guarantor shall at all times maintain Adjusted Capital in an amount equal to or greater than 6.5% of total assets of the Guarantor (exclusive of assets maintained in Separate Accounts).

             Section 6.9. Risk Based Capital Ratio. The Guarantor shall at all times maintain a Risk Based Capital Ratio in an amount equal to or greater than 195%.

             Section 6.10. Minimum Capital. The Guarantor shall at all times during each of the calendar years set forth below maintain Capital of not less than the amount specified for such year below:

               Calendar Year Minimum Capital Shall Be
                   1996                                 $700,000,000
                   1997                                 $730,000,000
                   1998                                 $735,000,000
                   1999                                 $750,000,000
                   2000                                 $750,000,000
                   2001                                 $800,000,000

            Section 6.11. 3 to 6 Rated Assets to Net Invested Assets. The Guarantor will not at any time permit the portion of the invested assets of the Guarantor and the Primary Insurance Subsidiaries consisting of notes, bonds and other obligations of a character classified as "Bonds" on a consolidated balance sheet of the Guarantor and the Primary Insurance Subsidiaries prepared in accordance with AAP which bear NAIC Ratings of from 3 to 6 both inclusive to exceed 5.5% of Net Invested Assets.

            Section 6.12. 5 to 6 Rated Bonds to Capital. The Guarantor will not at any time permit the portion of the invested assets of the Guarantor and the Primary Insurance Subsidiaries consisting of notes, bonds and other obligations of a character classified as "Bonds" on a consolidated balance sheet of the Guarantor and the Primary Insurance Subsidiaries prepared in accordance with AAP which bear NAIC Ratings of from 5 to 6 both inclusive to exceed 13% of Capital.

            Section 6.13. Real Estate Investments to Net Invested Assets. The Guarantor will not at any time permit the sum of the investment of the Guarantor and the Primary Insurance Subsidiaries in real estate, real estate acquired in satisfaction of indebtedness (exclusive, however, of any investments in real estate otherwise included in the foregoing categories which consist of real estate occupied by the Guarantor or the Primary Insurance Subsidiaries for use in their business) plus mortgage loans on real estate to exceed 32% of Net Invested Assets.

            Section 6.14. Non-Performing Real Estate. The Guarantor will not at any time permit the book value of the investment of the Guarantor and the Primary Insurance Subsidiaries in Non-Performing Real Estate to exceed 80% of Adjusted Capital.

             Section 6.15. Total Debt to Adjusted Capital. The Guarantor will not at any time permit the consolidated Debt of the Guarantor and its Subsidiaries to exceed 100% of Adjusted Capital.

             Section 6.16. ERISA Compliance.

             (a) Relationship of Vested Benefits to Pension Plan Assets. The Companies will, and the Guarantor will cause the Primary Subsidiaries to, at all times maintain the qualified status of those Plans which are intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Companies will not, and the Guarantor will not permit any Primary Subsidiary to, at any time terminate any Plan subject to Title IV of ERISA unless on the date of such termination the present value of all employee benefits vested under such Plan does not exceed the present value of the assets allocable to such vested benefits.

             (b) Valuations. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Plans subject to Title IV of ERISA at any time maintained by any one or more of the Guarantor or the Primary Subsidiaries and the present value of assets of such Plans shall be reasonable in the good faith judgment of the Guarantor and shall comply with all requirements of law in all material respects.

             (c) Prohibited Actions. Neither of the Companies nor any Primary Subsidiary nor any Plan at any time maintained by either of the Companies or any Primary Subsidiary will:

             (1) engage in any "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) which is not entitled to an exemption under ERISA or the Code;

             (2) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived; or

             (3) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of either Company or any Primary Subsidiary pursuant to Section 4068 of ERISA.

             Section 6.17. Minimum Ratings. The Guarantor shall at all times maintain a Moody's Rating of not less than A3 and an S&P Rating of not less than A-.

             Section 6.18. Mergers, Consolidations and Sales of Assets. The Guarantor will not, and will not permit any Primary Subsidiary to, (a) consolidate with or be a party to a merger with any other Person or (b) sell, lease or otherwise dispose of any substantial part of its Properties, provided that the foregoing shall not apply to or operate to prevent (i) reinsurance and similar risk sharing arrangements entered into in the ordinary course of business, (ii) sales or other dispositions of assets acquired in satisfaction of obligations owing the Guarantor or a Primary Subsidiary, (iii) mergers of a Primary Subsidiary with and into the Guarantor and other mergers not involving the Guarantor, or (iv) the sale of all or any substantial part of the assets of, or of the equity interests held by the Guarantor in, any Primary Subsidiary so long as in the case of each of the matters described in clauses (i) through (iv) above, no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof. The foregoing to the contrary notwithstanding, the Guarantor will not in any event sell, transfer or otherwise dispose of capital stock of the Borrower or permit the merger of the Borrower into any other Person other than the Guarantor if after giving effect thereto the Borrower would no longer be a Subsidiary of the Guarantor or would not be the survivor of the merger in question.

         SECTION 7. GUARANTEE.

             Section 7.1. Guarantee. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees to each Bank and the Agents and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to, and the Notes held by each Bank of, the Borrower and all other amounts from time to time owing to the Banks or the Agents by the Borrower under this Agreement and under the Notes, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether by stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

             Section 7.2. Obligations Unconditional. The obligations of the Guarantor under Section 7.1 hereof are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 7.2 that the obligations of the Guarantor hereunder shall be absolute, irrevocable and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute, irrevocable and unconditional as described above:

             (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

             (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted; or

             (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

         The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (including notice of acceptance), and any requirement that the Agents or any Bank exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

             Section 7.3. Reinstatement. The obligations of the Guarantor under this Section 7 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantor agrees that it will indemnify the Agents and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agents or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

             Section 7.4. Subrogation. The Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy
Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 7 and further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, each Bank and the Agent) that any such payment by it shall constitute a contribution of capital by the Guarantor to the Company.

             Section 7.5. Remedies. The Guarantor agrees that, as between the Guarantor and the Banks, the obligations of the Guarantor under this Agreement and the Notes may be declared to be forthwith due and payable as provided in
Section 8 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8) for purposes of Section
7.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligation from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor for purposes of said Section 7.1.

             Section 7.6. Continuing Guarantee. The guarantee in this Section 7 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

         SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

             Section 8.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

             (a) Default in the payment when due of any principal amount of any Note or any Loan evidenced thereby or default for two Business Days in the payment when due of any interest thereon or any other amount payable by the Borrower hereunder; or

             (b) Default shall be made in the payment of the principal of or interest on any Adjusted Debt of the Guarantor or any Subsidiary in an amount in excess of $10,000,000 as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default shall continue beyond any period of grace or notice, if any, allowed with respect thereto or any other default shall have occurred under the terms of any instrument or agreement evidencing or setting forth terms and conditions applicable to Adjusted Debt of the Guarantor or any Subsidiary in an amount in excess of $5,000,000, such default shall have been declared by the requisite holder or holders of such Adjusted Debt and any period of grace applicable thereto shall have expired; or

             (c) Default shall be made in the payment when due of any amount payable by the Guarantor or any Primary Subsidiary under any policy of insurance, surety bond or similar undertaking, provided that the failure to pay a disputed claim shall not be an Event of Default hereunder if and so long as the Guarantor or the applicable Primary Subsidiary is contesting such claim in good faith by appropriate actions or proceedings and, if the amount involved is material, the Guarantor or the applicable Primary Subsidiary shall have set aside on its books reserves deemed by the Guarantor in its reasonable judgment to be adequate with respect thereto or such greater amount as may be required by AAP; or

             (d) Default shall occur in the observance or performance of any covenant or agreement contained in Section 6.17 or 6.18 hereof; or

             (e) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 20 days after the date on which notice of such default is first given to the Borrower by the Administrative Agent or any Bank; or

             (f) Any representation or warranty made or deemed made by the Companies or either of them herein, or in any statement or certificate furnished in connection with this Agreement or any Loan or furnished pursuant hereto, is untrue in any material respect as of the date of the issuance or making (or deemed issuance or making) thereof; or

             (g) Final judgment or judgments for the payment of money not fully covered by insurance as to which the carrier has admitted, accepted or assumed liability aggregating in excess of $10,000,000 is or are outstanding against the Guarantor or any

Primary Subsidiary or against any of their Property (other than judgments which are nonrecourse as to the Guarantor and the Primary Subsidiaries and are outstanding only against Property acquired by the Guarantor in satisfaction of past due obligations owing it) and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

             (h) A custodian, receiver, liquidator, rehabilitator, conservator or trustee of the Guarantor or any Primary Subsidiary, or of any of their Property, is appointed or takes possession; or an order is entered for the liquidation, dissolution or rehabilitation of the Guarantor or any Primary Subsidiary; or the Guarantor or any Primary Subsidiary generally fails to pay its debts as they become due or admits in writing its inability to pay its debts as they mature; or the Guarantor or any Primary Subsidiary is adjudicated bankrupt or insolvent; or any of their material Property is sequestered by court order and the order remains in effect for more than 45 days; or an application or a petition is filed against the Guarantor or any Primary Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation, rehabilitation or conservation law of any jurisdiction, whether now or subsequently in effect; or

             (i) The Guarantor or any Primary Subsidiary files a petition or consents to a petition or order seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation, rehabilitation or conservation law of any jurisdiction, whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, trustee, liquidator, rehabilitator or conservator for the Guarantor or any Primary Subsidiary or any of their Property.

             Section 8.2. Non-Bankruptcy Defaults. When any Event of Default, other than an Event of Default described in subsection (h) or (i) of Section 8.1 hereof, has occurred and is continuing, the Administrative Agent may, and if so directed by Banks holding 66-2/3% or more of the outstanding principal balance of the Loans or, if no Loans are outstanding, Banks granting 66-2/3% or more of the Commitments shall, take either or both of the following actions: (i) terminate the Commitments of the Banks hereunder on the date (which may be the date thereof) stated in the notice from the Administrative Agent and (ii) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon said Notes, including both principal and interest, shall be and become immediately due and payable together with all other amounts payable under this Agreement accrued through the date of such termination or declaration without further demand, presentment, protest or notice of any kind.

             Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsection (h) or (i) of Section 8.1 hereof has occurred and is continuing, then the principal of and accrued interest on all Notes shall immediately become due and payable together with all other amounts payable under this Agreement and then outstanding without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms of this Agreement shall immediately terminate.

         SECTION 9. DEFINITIONS; INTERPRETATION OF AGREEMENT.

             Section 9.1. Definitions. The following terms when used herein shall have the following meanings, such terms to be equally applicable to both the singular and the plural of the terms defined:

         "AAP" shall mean the accounting practices prescribed or permitted by the Insurance Departments of the State of New York (or the relevant state of domicile of the Guarantor and the Primary Subsidiaries at the relevant time) as such practices are predominantly promulgated by the National Association of Insurance Commissioners.

         "Adjusted Capital" shall mean as of the time of determination the sum at such time of (i) Capital and (ii) the Guarantor's reserves for losses on real estate.

         "Adjusted Debt" of any Person shall mean for such Person the sum of Debt plus the obligations excluded from Debt by the proviso to the definition of that term.

         "Administrative Agent" shall mean First National Bank of Boston acting out of its London office and its successors as agent hereunder.

         "Agents" shall mean First National Bank of Boston and Deutsche Bank AG London.

         "Applicable Eurocurrency Margin" has the meaning specified in Section
2.1 hereof.

         "Asset Valuation Reserve" shall mean the consolidated asset valuation reserves of the Guarantor and the Primary Insurance Subsidiaries as computed in accordance with the asset valuation procedures of the National Association of Insurance Commissioners.

         "Assignment Agreement" has the meaning specified in Section 11.11 hereof.

         "Associated Costs Rate" has the meaning specified on Schedule I hereto.

         "Auditors" has the meaning specified in Section 6.6(b) hereof.

         "Authorized Representative" shall mean the Vice President-Treasurer of the Borrower or such other persons as may from time to time be designated as such in writing from the Vice President-Treasurer of the Borrower or other authorized officers of the Borrower to the Administrative Agent.

         "Banks" shall mean the banks signatory hereto together with assignees pursuant to Section 11.11 hereof.

         "Borrower" shall mean PM Holdings, Inc., a Connecticut corporation.

         "Borrowing" shall mean the total of Loans of a single type made by one or more of the Banks on a single date and for a single Interest Period.

         "Borrowing Date" shall mean the date a Borrowing is to be funded pursuant to this Agreement, which must be a Business Day.

         "Business Day" shall mean any day other than a Saturday or Sunday on which banks are not authorized or required to close in any of Hartford, Connecticut, New York, New York and Boston, Massachusetts and a day on which banks are also open for business and dealing in Pound Sterling deposits in London, England.

         "Capital" shall mean the sum for the Guarantor of its unrestricted surplus accounts plus the Asset Valuation Reserve.

         "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with AAP, but in any event including any lease entered into as part of a sale/leaseback transaction.

         "Capitalized Rentals" shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Guarantor or a Primary Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Guarantor and the Primary Subsidiaries prepared in accordance with AAP.

         "Code" has the meaning specified in Section 6.16(a) hereof.

         "Commitment" has the meaning specified in Section 1.1 hereof.

         "Companies" shall mean the Borrower and the Guarantor.

         "Debt" of any Person shall mean and include, without duplication, the sum for such Person of all (i) obligations of such Person for borrowed money (but not including in any case unborrowed amounts under ordinary revolving loan commitments) or which have been incurred in connection with the acquisition of Property or assets other than current accounts payable, (ii) obligations secured by any Lien or other charge upon

Property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) obligations (other than obligations under any lease which is not a Capitalized Lease and obligations in an amount equal to the demand component of any contract providing for usual and customary utility services, including gas, water, electricity and wastewater treatment services) to purchase any Property or to obtain the services of another Person if the contract requires that payment for such Property or services be made regardless of whether such Property is delivered or such services are performed, except that no obligation shall constitute Debt solely because the contract provides for liquidated damages or reimbursement of expenses following cancellation, (v) all Guaranties by such Person, (vi) Capitalized Rentals and (vii) obligations (absolute or contingent) in respect of letters of credit but only to the extent that the letter of credit does not support an obligation of such Person already included in Debt or which would constitute a current account payable of such Person, provided that the following shall be excluded from Debt: (aa) repurchase obligations under short term securities lending arrangements with securities dealers and banks so long as such Person's repurchase obligation is conditional on delivery of the securities in question and (ab) the liability of such Person under interest rate swaps and other interest rate hedging arrangements. The consolidated Debt of the Guarantor and its Subsidiaries shall be computed without duplication, so that a Guaranty of a Subsidiary's Debt will not be added to consolidated Debt.

         "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 as amended.

         "Eurocurrency Loan" shall mean a Loan bearing interest as specified in
Section 2.1 hereof.

         "Event of Default" shall mean any of the events specified in Section
8.1 hereof.

         "Floating Rate" shall have the meaning specified on Schedule II hereto.

         "Guaranteed Obligations" has the meaning specified in Section 7.1 hereof.

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase on default such indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation, or (iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of such indebtedness or obligation, or (iv) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof resulting from the primary obligor's failure to pay or perform. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Debt for money borrowed shall be deemed to be Debt equal to the principal amount of such outstanding Debt for money borrowed which has been guaranteed, and a Guaranty in respect of any other obligation or any dividend shall be deemed to be indebtedness equal to the maximum aggregate amount of such obligation or dividend for which the person guaranteeing may be liable.

         "Guarantor" shall mean Phoenix Home Life Mutual Insurance Company, a New York mutual insurance company.

         "Interest Period" shall mean the period commencing on the date a Borrowing of Loans is made and ending on the date, as the Borrower may select, in the case of Eurocurrency Loans, 1, 2, 3, or 6 months thereafter provided, however, that:

             1. no Interest Period may extend beyond the Termination Date; and

             2. whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided, that, in the case of an Interest Period for a Borrowing of Eurocurrency Loans, if such extension would cause the last day of such Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day.

         For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

         "Lending Office" has the meaning specified in Section 2.8 hereof.

         "LIBOR" has the meaning specified in Section 2.1 hereof.

         "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, without limitation, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes and including any Capitalized Lease. For the purpose of this Agreement, the Guarantor or a Primary Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to such Property has been retained by or vested in another Person for security purposes.

         "Loans" is defined in Section 1.1 hereof.

         "Moody's Rating" shall mean at any time the rating assigned by Moody's Investors Service, Inc. to the claims paying ability of the Guarantor.

         "NAIC Ratings" shall mean the quality ratings assigned by the Securities Valuation Office of the National Association of Insurance Commissioners to investments of the Guarantor and the Primary Insurance Subsidiaries. References in this Agreement to particular NAIC ratings are references to such ratings as currently defined and classified by the Securities Valuation Office of the National Association of Insurance Commissioners and if such rating system is changed then each reference to a particular rating in this Agreement shall be deemed to be a reference to the rating under such changed rating system which most closely approximates the credit quality of the particular rating as currently defined. The Guarantor will use its best efforts to at all times have not less than 90% of its bond portfolio and that of the Primary Insurance Subsidiaries covered by NAIC Ratings. If for any reason beyond the control of the Guarantor NAIC Ratings are unavailable for such percentage of the bond portfolios of the Guarantor and the Primary Insurance Subsidiaries or the NAIC rating system is discontinued then in that event the Guarantor and the Banks agree to negotiate in good faith for an amendment to this Agreement replacing Sections 6.11 and 6.12 hereof with new covenants measuring the credit quality of the bond portfolio of the Guarantor and the Primary Insurance Subsidiaries and which are not materially more liberal nor restrictive than Sections 6.11 and 6.12 hereof as presently in effect, but in the event that the Guarantor and the Required Banks are unable to agree to such an amendment within 60 days of the date the NAIC rating system is discontinued or the Guarantor is unable to comply with the preceding sentence then in that event this Agreement may, at the option of the Required Banks or the Guarantor, terminate whereupon the Commitments shall terminate and all outstanding Loans, together with interest thereon and any amounts due the Banks under this Agreement, including
Section 2.5 hereof, shall be repaid.

         "Net Invested Assets" shall mean the Guarantor's and the Primary Insurance Subsidiaries' portfolios of stocks, bonds, mortgage loans, real estate, policy loans and other assets classified as invested assets under AAP less separate account assets.

         "Non-Performing Real Estate" shall mean the book value of the sum of
(i) real estate acquired by the Guarantor and the Primary Insurance Subsidiaries in satisfaction of indebtedness, whether by foreclosure, deed in lieu of foreclosure or otherwise, which during the period of 180 days prior to the date of determination had a net operating income (gross income less taxes, maintenance and other operating expenses and also less principal and interest on indebtedness not owing to the Guarantor or the applicable Primary Insurance Subsidiary) of less than 6% of book value, (ii) mortgage loans the terms of which have been modified because of the borrower's inability to comply with the terms as originally agreed or which are in the process of foreclosure and under which the amount received by the Guarantor or the applicable Primary Insurance Subsidiary (exclusive of amounts received for taxes or insurance or in payment of expenses) during the 90 days preceding the date of determination is an amount which on an annual basis would return to the Guarantor or the applicable Primary Insurance Subsidiary less than 6% of the book value of the mortgage loan in question and (iii) mortgage loans on which any payment of principal or interest is more than 90 days past due.

         "Notes" has the meaning specified in Section 3.2 hereof.

         "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "Plan" has the meaning specified in Section 4.14 hereof.

         "Pound Sterling" and "L" each shall mean the lawful currency of the United Kingdom.

         "Primary Insurance Subsidiaries" shall mean those Primary Subsidiaries principally engaged in the business of insurance.

         "Primary Subsidiaries" shall mean Phoenix American Life Insurance Co., the Borrower, Phoenix Duff & Phelps Inc., and any other Subsidiary of the Guarantor which at the time of determination has capital or a net worth in excess of $25,000,000.

         "Property" shall mean any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

         "Refunding Borrowing" has the meaning specified in Section 1.3(d) hereof.

         "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by the Guarantor or a Primary Subsidiary, as lessee or sublessee under a lease of real or personal Property, but shall be exclusive of any amounts required to be paid by the Guarantor or a Primary Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Required Banks" shall mean Banks granting 66-2/3% or more of the Commitments or if the Commitments are not outstanding, Banks holding 66-2/3% or more of the outstanding principal amount of the Loans.

         "Risk Based Capital Ratio" shall mean, as of any time the same is to be determined, the ratio of Total Adjusted Capital of the Guarantor to the Company Action Level of the Guarantor. The Total Adjusted Capital of the Guarantor shall be computed in the manner from time to time prescribed by the Insurance Department of the State of New York for inclusion in the annual statement of the Guarantor to such Department (Total Adjusted Capital currently appearing on page 23 of such annual statement in column 1, line 27 and currently consisting of capital and surplus, the asset valuation reserve of the Guarantor and 50% of the Guarantor's dividend liability). The "Company Action Level" of the Guarantor shall equal 200% of the Authorized Control Level Risk-Based Capital of the Guarantor. The Authorized Control Level Risk-Based Capital of the Guarantor shall be computed in the manner from time to time prescribed by the Insurance Department of the State of New York for inclusion in the annual statement of the Guarantor to such Department, such Authorized Control Level Risk-Based Capital currently appearing on page 23 of such statement in column 1, line 28.

         "S&P Rating" shall mean at any time the rating assigned by Standard & Poor's Ratings Services, a Division of the McGraw Hill Companies, Inc. to the claims paying ability of the Guarantor.

         "Separate Accounts" shall mean accounts maintained by the Guarantor and the Primary Insurance Subsidiaries pursuant to the New York Insurance Law of a character such that the assets allocated thereto are to provide for annuities or life insurance benefits under specific annuity and/or insurance contracts and are not chargeable with other liabilities of the Guarantor or the Primary Insurance Subsidiaries.

         "Subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves Subsidiaries of such parent corporation.

         "Termination Date" shall mean July 11, 2001.

         "U.S. Dollars" and "$" each shall mean the lawful currency of the United States of America.

         "Voting Stock" shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions).

             Section 9.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with AAP, to the extent applicable, applied consistently (except for changes in application with respect to which the Auditors concur) with the principles used in preparation of the December 31, 1994 financial statements of the Guarantor heretofore delivered to the Banks, except where such principles are inconsistent with the specific provisions of this Agreement.

             Section 9.3. Moody's Ratings and S&P Ratings. All references in this Agreement to particular Moody's Ratings and S&P Ratings are references to such ratings as currently defined by Moody's Investors Service, Inc. and/or Standard & Poor's, a Division of the McGraw Hill Companies, Inc. and in the event either of such corporations changes its rating system, each reference to a particular rating set forth in this Agreement shall be deemed to be a reference to the rating under such changed rating system which, in the reasonable judgment of the Administrative Agent, after consultation with the rating service involved, most closely approximates the level of claims paying ability associated with the particular rating as currently defined. Whenever a determination of compliance with any provision of this Agreement or any interest rate or fee is dependent upon the availability of both a Moody's Rating and an S&P Rating and one or the other (but not both) of such rating services ceases to rate the claims paying ability of the Guarantor, compliance with the applicable provisions of this Agreement and determinations of interest rates and fees shall be made on the basis of the rating which is available. If for any reason neither a Moody's Rating nor an S&P Rating is available for the Guarantor then in that event compliance with the provisions of this Agreement where a determination of such a rating is necessary and determinations of interest rates and fees shall be made by the Required Banks, after consultation with the Guarantor, based on the Required Banks' good faith estimates of what such ratings would have been had they been available, the determination of the Required Banks in such regards to be final and conclusive provided that they have been made in good faith.

             Section 9.4. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         SECTION 10. THE AGENTS.

             Section 10.1. Appointment and Duties. For the convenience of the parties hereto, The First National Bank of Boston is appointed Administrative Agent hereunder and Deutsche Bank AG London is appointed Documentation Agent hereunder, in each case, by and for the Banks with such powers as are specifically delegated to the Administrative Agent and Documentation Agent, respectively, by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, and by its execution hereof accepts such agency, solely for the purposes herein set forth and as such agency is described herein. Neither Agent shall have authority to enforce, nor any duty or responsibility for the enforcement of, any of the terms hereof except as a Bank hereunder. Neither Agent nor any of their respective directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct. Each Agent shall be protected in acting upon any notice, request, certificate, letter, statement (oral or written) or other documents believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons and, in the case of legal matters, upon the advice of counsel selected by such Agent. The Agents may treat the Banks that are named herein as the holders of the Notes and the indebtedness contemplated herein unless and until the Agents receive notice of the assignment of a Note and indebtedness held by a Bank hereunder. As to any matters not expressly provided for by this Agreement, the Agents shall in all cases be fully protected in acting, or refraining from acting, hereunder in accordance with the instructions of the Required Banks, and such instructions of the Required Banks and any action taken or not taken pursuant thereto shall be binding on all Banks. Each Agent shall be acting as an independent contractor hereunder and nothing herein shall be deemed to impose on either Agent any fiduciary obligations to the Banks or the Borrowers. None of the Agents other than the Administrative Agent shall have any duties or responsibilities hereunder.

             Section 10.2. Sufficiency of the Agreement. The Agents take no responsibility for the truth of any warranties or representations given or made herein, except expressed representations made by the Administrative Agent herein, and the Agents shall not be responsible to the Banks for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes or any other related documents.

             Section 10.3. Independent Investigation. Each Bank warrants that it has made its own independent investigations of the financial condition and affairs of the Companies in connection with the making and continuance of the Loans hereunder and has not relied upon information provided to such Bank by the Agents (provided that it is acknowledged that the Banks have relied on information provided to them by the

Companies through the Agents and the Companies' liability therefor shall be the same as though they had directly provided such information to the Banks) and each Bank represents that it shall continue throughout the duration of this Agreement to make its own independent appraisal of the Companies.

             Section 10.4. Agents as Bank. Each Agent shall be under the same obligations and be entitled to the same rights and powers in its capacity as a Bank as if it were not an Agent and the Agents shall not be obliged by reason of their position as Agents to account to any other Bank for any sum received by them hereunder in their capacity as Banks or for the profit element thereof and the Agents or any Bank may, without liability to account to the other Banks, accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, the Companies and their affiliates as if they were not the Agents or a Bank, as the case may be.

             Section 10.5. Indemnification of Agents. The Companies and (to the extent not reimbursed by the Companies) each Bank (pro-rata in accordance with their respective Commitments) agree to indemnify the Agents and each of them from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agents or any of them (in their capacities as such) in any way relating to or arising out of this Agreement, provided that neither the Companies nor any Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements arising from the gross negligence or willful misconduct of the party seeking indemnity.

             Section 10.6. Refusal to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (other than liability for its own gross negligence or willful misconduct). In all cases in which this Agreement does not require the Administrative Agent to take certain actions, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder.

             Section 10.7. Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Companies. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a bank or trust company with capital and surplus in excess of $500,000,000. Upon the acceptance of any appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provision of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

         SECTION 11. MISCELLANEOUS.

             Section 11.1. Waiver of Rights. No delay or failure on the part of the Administrative Agent or any Bank or the holder or holders of any Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof, or the exercise of any other power or right, preclude any other right or the further exercise of any other rights, and the rights and remedies hereunder of the Administrative Agent, the Banks and the holder or holders of any Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

             Section 11.2. Non-Business Day. If any payment of principal or interest on any Eurocurrency Loan shall fall due on a day which is not a Business Day, the payment date therefor shall be extended to the next date which is a Business Day and the Interest Period for such Loan and the period for which interest is to be paid shall be accordingly extended, unless as a result thereof any payment date would fall in the next calendar month, in which case such payment date shall be the immediately preceding Business Day and the relevant Interest Period shall be correspondingly abbreviated. In either case the next Interest Period shall be measured from the payment date so adjusted.

             Section 11.3. Documentary Taxes. The Borrower agrees to pay any documentary, stamp or similar taxes payable in respect of this Agreement or any Note, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

             Section 11.4. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

             Section 11.5. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Eurocurrency Loans, including, but not limited to, Sections 2.7, 2.10, 3.7, 11.3 and 11.12 hereof, and the other protective provisions hereof including Section 7.3 hereof, shall survive the termination of this Agreement and the payment of the Notes.

             Section 11.6. Set-off Sharing. Each Bank agrees with each other Bank a party hereto that in the event such Bank shall receive and retain any payment, whether by setoff or application of deposit balances or otherwise (other than pursuant to Section 2.7 or 11.11 hereof) on or in respect of its Notes in excess of its ratable share of payments on all Notes then outstanding to the Banks then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Notes held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Company acknowledges and agrees that the Banks shall have the right to set off amounts due it against any claims of such Company purchased by them from other Banks pursuant to this Section 11.6, such right to be in addition to and not in lieu of any rights of setoff to which they would otherwise be entitled to exercise.

             Section 11.7. Notices. All communications provided for herein shall be in writing or by telex, telegraph or facsimile transmission, except as otherwise specifically provided for hereinabove, addressed, if to the Companies or either of them at One American Row, Hartford, CT 06115, Attention: Raymond Cummings or if to the Administrative Agent or Banks at their respective addresses set forth opposite their respective signatures hereto, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 11.7. Any notice in writing shall be deemed to have been given or made when served personally or when received if sent by United States mail, and any notice given by telex or telegraphic means shall be deemed given when transmitted (answerback confirmed); provided that any notice to the Administrative Agent or any Bank under Sections l and 2 hereof shall only be effective upon receipt.

             Section 11.8. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

             Section 11.9. Successors and Assigns. This Agreement shall be binding upon the Companies and their successors and assigns, and shall be binding upon and inure to the benefit of the Banks and their respective successors and permitted assigns, including any subsequent holder of any Note. Neither Company may assign its rights or obligations hereunder without the prior written consent of all Banks.

             Section 11.10. Participants. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made by such Bank and in such Bank's Commitment at any time and from time to time to one or more other financial institutions, provided that no such participant shall have any rights under this Agreement or any Note (the participant's rights against the Bank granting its participation to be those set forth in the participation agreement between the participant and such Bank), no such Bank shall be relieved of its obligations to the Borrower under its Commitment and no such Bank shall agree with any such participant to refrain from agreeing to waivers, amendments or modifications hereunder or under the Notes without the consent of such participant except for waivers, amendments and modifications which pursuant to the terms of Section
11.13 hereof require the consent of all Banks. Each such Bank shall be entitled to the benefits of Sections 2.7, 2.10 and 3.7 hereof to the extent such Bank would have been so entitled had no such participation been sold.

             Section 11.11. Assignment Agreements. Each Bank may, from time to time, with the written consent of the Companies and Administrative Agent (which will not in either instance be unreasonably withheld or delayed), assign to other financial institutions part of the indebtedness evidenced by the Notes then owned by it together with an equivalent proportion of its obligation to make Loans hereunder pursuant to written agreements executed by the assignor, the assignee and the Companies, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee and the portion of the Commitment of the assignor to be assumed by it (the "Assignment Agreements"), provided that either of the Companies may in its sole discretion withhold its consent to any assignment by a Bank of less than all of its Commitment if as a result thereof the assignee will have a Commitment hereunder of less than L2,000,000. Upon the execution of each Assignment Agreement by the assignor, the assignee and the Companies (i) such assignee shall thereupon become a "Bank" for all purposes of this Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) the assignor shall have no further liability for funding the portion of its Commitment assumed by such other Bank and (iii) the address for notices to such Bank shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, and upon return to the Borrower of the outstanding Note of the assignor, the Borrower shall execute and deliver a new Note to the assignee Bank in the amount of its Commitment and a new Note to the assignor Bank in the amount of its

Commitment after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement, and there shall be paid to the Administrative Agent, as a condition to such assignment, an administrative fee of $2,500 plus any reasonable out-of-pocket costs and expenses incurred by it in effecting such assignment, such fee to be paid by the assignor or the assignee as they may mutually agree, but under no circumstances shall any portion of such fee be payable by or charged to the Borrower. No provision of this Section 11.11 or of Section 11.10 hereof shall be deemed to affect or impair the right of any Bank to pledge and assign its Note to a Federal Reserve Bank as collateral for obligations owing such Federal Reserve Bank or to assign its rights and obligations hereunder and under its Note to a financial institution which is directly or indirectly wholly owned by it without notice to or consent of the Administrative Agent or the Companies.

             Section 11.12. Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution, delivery and syndication of this Agreement, the Notes, and the other instruments and documents to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby or in connection with any consents hereunder or thereunder or waivers or amendments hereto or thereto, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect to all of the foregoing, and all reasonable costs and expenses (including reasonable attorneys' fees), incurred by the Administrative Agent, the Banks or any other holders of a Note in connection with a default or the enforcement of this Agreement or the Notes and the other instruments and documents to be delivered hereunder or thereunder. The Companies agree to indemnify and save harmless the Banks and the Agents from any and all liabilities, losses, costs and expenses incurred by the Banks or the Agents in connection with any action, suit or proceeding brought against the Banks, the Agents or any of them by any Person which arises out of the transactions contemplated or financed hereby or by the Notes or out of any action or inaction by the Agents or Banks or any of them hereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party to be indemnified. The provisions of this Section 11.12 and the protective provisions of Sections 2 and 3.6 hereof shall survive payment of the Notes.

             Section 11.13. Amendments and Waivers. No provision of this Agreement may be amended or waived except in writing signed by the Companies and the Required Banks and, if the rights or duties of any Agent are affected thereby, by such Agent; provided that no such amendment or waiver shall, unless signed by all Banks, (i) increase or extend any Commitment or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees due a Bank hereunder, (iii) change the stated time or manner of any payment of principal of or interest on any Loan or any fees due a Bank hereunder, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, required for the Banks or any of them to take any action under this Section
11.13 or any other provisions of this Agreement or (v) amend, modify or waive
Section 1.1, 2.6, 2.7, 2.8 or 2.9, 3.7, 6.17, 7, 11.5, 11.6, 11.10, 11.11, 11.12
or 11.13 hereof.

             Section 11.14. Governing Law. This Agreement and the Notes, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York.

             Section 11.15. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

             Section 11.16. Headings and Severability. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

             Section 11.17. Waiver of Jury Trial. EACH OF THE COMPANIES, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

             Section 11.18. Judgment Currency. If for any reason (including any judgment, order or award) any obligation or liability of the Borrower hereunder or under the Note is or becomes dischargeable other than in immediately available, freely transferable Pounds Sterling then as a separate and distinct indemnity and obligation and cause of action the Borrower shall pay on demand to the Agent the amount by which the obligation and liability of the Borrower hereunder or under the Note denominated in Pounds Sterling exceeds the amount of Pounds Sterling which the Agent could purchase with the amount of the funds in which the obligation or liability in question is dischargeable as of the close of business on the day the payment of such other funds to the Agent is made.

             Section 11.19. Pounds Sterling/U.S. Dollar. All references herein to "L" shall be references to Pounds Sterling and all references herein to "$" shall be references to U.S. Dollars.

             Section 11.20. Change of Currency. If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then:

             (i) any reference in this Agreement to, and any obligations arising under this Agreement in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Administrative Agent; and

             (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent acting reasonably.

         If any change in any currency of a country occurs, this Agreement will be amended to the extent the Documentation Agent specifies to be necessary to reflect the change in the currency and to put the Banks in the same position, so far as possible, that they would have been in if no change in currency had occurred.

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

         Executed and delivered at New York, New York as of this 10th day of July 1996.

                                                               PM HOLDINGS, INC.

(CORPORATE SEAL)

                                                 /s/ Raymond E. Cummings
                                              By ------------------------------
                                                 Raymond E. Cummings
                                                 Its Authorized Representative


Attest:

/s/ Keith D. Robbins
_________________________________
Keith D. Robbins
Secretary



                                              PHOENIX HOME LIFE MUTUAL INSURANCE
                                               COMPANY

(CORPORATE SEAL)

                                              By David W. Searfoss
                                              ----------------------------------
                                              David W. Searfoss
                                              Its Executive Vice President



Attest:

Laurence P. Fleming
----------------------------
Laurence P. Fleming
Assistant Secretary

                                                                   Exhibit 10.23



       Accepted and agreed to as of the day and year last above written.


Address and Amount and Percentage of
  Commitment:


100 Federal Street                                FIRST NATIONAL BANK OF BOSTON
Boston, Massachusetts 02110                         individually and as Agent
Attn: Charles A. Garrity (01-10-07)
Telephone: (617)432-5272
Facsimile: (617)                                  By  /s/ Charles A. Garrity
                                                     -------------------------
                                                      Charles A. Garrity

                                                  Its  Vice President
                                                      ------------------------


and


First National Bank of Boston
Bank of Boston House
P.O. Box 155
9 Victoria Street
London, SW1H OED

Commitment:                                       Lending Office:
L.10,000,000                                      First National Bank of Boston
                                                  Bank of Boston House
Commitment Percentage: 50%                        P.O. Box 155
                                                  39 Victoria Street
                                                  London, SW1H OED



6 Bishopsgate                                     DEUTSCHE BANK AG LONDON
London, EC2N 4DA
Attn: Loans Administration                        By   /s/ Garth Harlow
Telephone: 171-545-4815                               --------------------------
Facsimile: 171-545-4638                                Garth Harlow

                                                  Its  Senior Associate Director
                                                      --------------------------



                                                  By   /s/ Peter Twidale
                                                      --------------------------
                                                       Peter Twidale

                                                  Its  Director
                                                      --------------------------


Commitment:                                       Lending Office:
L.10,000,000                                      DEUTSCHE BANK AG LONDON
                                                  6 Bishopsgate
Commitment Percentage: 50%                        London, EC2N 4DA

                                    EXHIBIT A

                                 PROMISSORY NOTE


L________________________    July 10, 1996



             New York, New York

         FOR VALUE RECEIVED, the undersigned, PM HOLDINGS, INC., a Connecticut corporation (the "Borrower") promises to pay to the order of ________________ _______________ (the "Bank") at the office of The First National Bank of Boston specified pursuant to the Credit Agreement referred to below, the principal sum of ___________________________ Pounds Sterling (L_______________) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower under its Commitment provided for under the Credit Agreement hereinafter mentioned and with each Eurocurrency Loan to mature and become payable on the last day of the Interest Period applicable thereto, but in no event later than the Termination Date, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in said Credit Agreement.

         The Bank shall record on its books or records or on a schedule to this Note which is a part hereof the principal amount of each Loan, all payments of principal and interest and the principal balances from time to time outstanding, whether such Loan is an Eurocurrency Loan and, in the case of any such Eurocurrency Loan, the interest rate and Interest Period applicable thereto; provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Bank to record any of the foregoing or any error therein shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This Note is one of the Notes referred to in and issued under that certain Credit Agreement dated as of July 10, 1996, between the Borrower, Phoenix Home Life Mutual Insurance Company, as Guarantor, The First National Bank of Boston, as Administrative Agent, Deutsche Bank AG London, as Documentation Agent, and the Banks named therein, as amended from time to time (the "Credit Agreement"), and this Note and the holder hereof are entitled to all of the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in the Credit Agreement.



         Prepayments may be made on the Loans evidenced hereby and this Note (and the Loans evidenced hereby) may be declared or may become due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York.

         PM HOLDINGS, INC.


         By

               Its

         EXHIBIT B

         BORROWING CERTIFICATE


         The First National Bank of Boston for itself and as Administrative Agent for the Banks from time to time party to the Credit Agreement dated July 10, 1996 with PM Holdings, Inc., as Borrower and Phoenix Home Life Mutual Insurance Company, as Guarantor

         Attention: _______________

         Gentlemen:

         We refer to the Term Credit Agreement dated as of July 10, 1996 as currently in effect between us, as amended from time to time (the "Credit Agreement"), capitalized terms used without definition below to have the meanings ascribed to them in the Credit Agreement. We hereby confirm our request for Loans to be made to us in the aggregate principal amount of L________________ to be funded by the Banks under the Credit Agreement on _____________ with an Interest Period expiring on __________ and in that regard represent to you that each of the conditions to Borrowing set forth in subsections (b), (c) and (d) of Section 5.1 of the Credit Agreement is satisfied.

         Dated as of this ____ day of ______________, 199_____.

         PM HOLDINGS, INC.


         By

               Its

         EXHIBIT C

         DESCRIPTION OF CLOSING OPINION
         OF COUNSEL FOR THE COMPANIES

         The closing opinion of counsel for the Companies, called for by the Credit Agreement, shall be addressed to the Banks from time to time party to the Credit Agreement, and shall be to the effect that:

         Unless otherwise defined therein, capitalized terms used therein shall have the meanings assigned to such terms in the Credit Agreement.

         Such counsel has reviewed the corporate proceedings taken by the Companies in connection with the Credit Agreement and the instruments and the transactions contemplated thereby. In addition, such counsel has examined and relied upon copies of the Credit Agreement, the Articles of Incorporation and the Bylaws of the Companies as in effect on the date of such opinion, copies of supporting resolutions adopted by the Board of Directors of the Companies and the transactions contemplated thereby and certificates executed by officers of the Companies addressing facts material to such counsel's opinions as such counsel considers necessary or appropriate for the basis of the opinions expressed.

         In making the examination of such agreements and instruments in connection with the opinions expressed herein, such counsel has assumed the genuineness of all signatures (other than those on behalf of the Companies) and the authenticity of all documents submitted to such counsel as originals and the conformity with the originals of all documents submitted to such counsel as copies and has further assumed that each of the Banks has the corporate power to enter into and perform its obligations under the Credit Agreement and has assumed with respect to each of them due authorization by all requisite corporate action, due execution and delivery and the valid and binding effect of such documents and agreements, and compliance by the Banks with applicable law.

         Such counsel may further assume that each Note issued by the Borrower on the date of such opinion is identical save the name, address and the like of each Bank and the amount of the Commitment of such Bank.

         Based upon the foregoing and such other assumptions as are set forth therein, such counsel shall opine that:

             (1) The Companies are each a corporation, duly incorporated, legally existing and in good standing under the laws of the State of their incorporation, and the Companies have corporate power and authority and are duly authorized to enter into and perform the Credit Agreement and, in the case of the Borrower, to issue the Notes and incur the indebtedness to be evidenced thereby, and to conduct their business substantially as now conducted.

             (2) The execution, delivery and performance by the Companies of the Credit Agreement and the issuance by the Borrower of the Notes thereunder do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the Property of the Companies or of any Primary Subsidiary pursuant to the provisions of the Certificate of Incorporation or By-laws of the Companies or any Primary Subsidiary, nor to the best of the knowledge and belief of such counsel, under any material agreement or other instrument to which the Companies or any Primary Subsidiary is bound.

             (3) The Credit Agreement has been duly authorized, executed and delivered by the Companies and constitutes the legal, valid and binding contract and agreement of the Companies enforceable in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency or similar laws, and legal and equitable principles, affecting or limiting the enforcement of creditors' rights generally. The Notes have each been duly authorized, executed and delivered by the Borrower and each constitutes the legal, valid and binding contract and agreement of the Borrower enforceable in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the enforcement of creditor's rights generally.

             (4) To the best knowledge of such counsel, there are no proceedings pending or threatened against or affecting the Companies or any Primary Subsidiary in any court or before any governmental authority or arbitration board or tribunal, not heretofore disclosed to the Banks, which question the validity or enforceability of the Credit Agreement or the Notes or involve the reasonable possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Companies and the Primary Subsidiaries taken as a whole.

             (5) The execution and delivery of the Credit Agreement and the Notes, Borrowings under the Credit Agreement and performance by the Companies of their obligations under the Credit Agreement and the Notes will not violate any provision of law or any order of any court or governmental authority or agency known to such counsel.

             (6) No approval, consent or withholding of objection of or on the part of, or filing, registration or qualification with, any Federal or State governmental body is necessary in connection with the execution and delivery or performance of the Credit Agreement or the issuance and delivery of the Notes thereunder or for the validity or enforceability of the Credit Agreement and the Notes.

             (7) The Guarantor owns all of the issued and outstanding capital stock of the Primary Subsidiaries free of any liens or encumbrances.

         With respect to matters of fact on which such opinion is based, said counsel may reasonably rely on appropriate certificates of public officials and officers of the Companies if counsel states that he has no reason to believe such certificates are inaccurate. Said opinion is limited to the laws of the United States of America and the States of New York and Connecticut.

         Such opinion shall be delivered to the Banks under the Credit Agreement for their use and the use of their respective counsel, participants and assignees only. Such opinion may contain other reasonable assumptions and qualifications approved by the Administrative Agent and its counsel.

         EXHIBIT D

         CERTAIN TAX ASSESSMENTS



         NONE

         SCHEDULE I

         ASSOCIATED COSTS RATE

         The Associated Costs Rate to compensate the Banks for the cost attributable to funding any Loan for any period for which such cost is to be computed under this Agreement resulting from the imposition from time to time by the Bank of England (or other governmental authorities or agencies) of a requirement or request to place deposits with the Bank of England, for the payment of special deposits and the maintenance of secured call money with certain financial institutions or otherwise to comply with the monetary control requirements of the Bank of England from time to time, will be the rate determined by the Administrative Agent to be equal to the rate calculated on the first day of the relevant period and for the duration of such period (but, in respect of such a period of longer than three months, on a three monthly basis during such period) by application of the following formula:

         Associated)  =      BY + L(Y-X) + S(Y-Z)
                            ---------------------
         Costs Rate)            100 - (B + S)           % per annum

         Where:

         B = The percentage of the Administrative Agent's London Branch's eligible liabilities from time to time required to be held on deposit account with the Bank of England pursuant to the cash ratio requirements of the Bank of England.

         Y = The rate at which Pound Sterling deposits in an amount comparable to the relevant Loan are offered to the London Branch of the Administrative Agent in the London interbank market at or about 11:00 a.m. (London time) on the relevant day of its Interest Period and for a period comparable to such Interest Period.

         L = The average percentage of eligible liabilities the Bank of England from time to time requires the London Branch of the Administrative Agent to maintain as secured money with members of the London Discount Market Association and/or as secured call money with those market makers in money and gilt-edged securities recognized by the Bank of England.

         X = The rate at which secured Sterling deposits in an amount comparable to the relevant Loan may be placed by the London Branch of the Administrative Agent members of the London Discount Market Association and/or as secured call money with market makers in money and gilt-edged securities of the relevant day of its Interest Period and for a period comparable to such Interest Period.

         S = The percentage of the Administrative Agent's London Branch's eligible liabilities from time to time required to be placed as a special deposit with the Bank of England.

         Z = The percentage interest rate per annum allowed by the Bank of England on special deposits.

         In the application of the above formula, B, Y, L, X, S and Z will be included in the formula as figures and not as percentages, e.g., if B = 0.5% and Y = 15%, BY will be calculated as 0.5 x 15 and not as 0.5% x 15%.

         Calculations will be made on the basis of a 365 day year for each Interest Period.

         If no quotation is supplied by the Administrative Agent in relation to the determination of the Associated Costs Rate, the Administrative Agent shall determine such rate itself on the same basis as set forth above save that any reference in the definitions of "B", "L", "X", and "S" to the "relevant Administrative Agent" shall be deemed to be references to the Administrative Agent.

         In the event of any change in circumstances (including the imposition of alternative or additional official requirements) which renders the above formula inapplicable, unrepresentative or inadequate, the Administrative Agent shall notify the Borrower of the manner in which the Associated Costs Rate shall be determined thereafter.

         SCHEDULE II

         DEFINITION OF THE FLOATING RATE

         The Floating Rate to compensate the Banks for the cost attributable to funding any Loan for any period for which such cost is to be computed under this Agreement will be the rate determined by the cost incurred by each Bank to fund such Loan.